UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2018

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

28969 Information Lane, Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01. Other Events.

On December 17, 2018, Shore Bancshares, Inc. (the “Company”) and The Avon-Dixon Agency, LLC, the Company’s wholly-owned insurance producer firm (“Avon”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Avon-Dixon, an Alera Group Agency, LLC (“Alera”), a Delaware limited liability company and subsidiary of Alera Group, Inc, a Delaware corporation, pursuant to which Alera will purchase substantially all of the assets used in the operation of Avon’s insurance business (the “Acquisition”). Subject to certain adjustments set forth in the Purchase Agreement, the Company will receive net proceeds of approximately $26.9 million on the closing date of the Acquisition. Subject to customary closing conditions, the Acquisition is expected to be completed before the end of fiscal 2018.

On December 17, 2018, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On December 17, 2018, Shore United Bank, the Company’s wholly-owned bank subsidiary (the “Bank”), appointed Lloyd L. Beatty, Jr., President and Chief Executive Officer of the Company, to be the Bank’s Chief Executive Officer, with such appointment effective as of December 17, 2018.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The exhibits that are filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which list is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: December 17, 2018	By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 17, 2018.

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